
<ARTICLE> 5
<LEGEND>
Registrant is a limited partnership which invests in real estate joint ventures. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying audited financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          OCT-31-1999
<PERIOD-END>                               OCT-31-1999
<CASH>                                       1,409,281
<SECURITIES>                                         0
<RECEIVABLES>                                    1,403
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               3,797,814<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                   3,603,832<F2>
<TOTAL-LIABILITY-AND-EQUITY>                 3,797,814<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             5,443,817<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               582,570
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              4,861,247
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          4,861,247
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 4,861,247
<EPS-BASIC>                                    27.29<F5>
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include investment in joint venture of $2,331,352 and other asset of $55,778.
<F2>Other Stockholders' Equity represents partners' capital.
<F3>Liabilities include accounts payable and other liabilities of $193,982.
<F4>Total revenue includes rent of $551,241, gains on sales of real estate of $4,320,001, equity in earnings of joint venture of $238,583 and interest and other revenues of $333,992.
<F5>Represents net income per Unit of limited partnership interest.

